Exhibit 99.1

Porter Bancorp Reports 1st Quarter 2018 Net Income of $1.9 million or $0.31 per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 18, 2018--Porter Bancorp, Inc. (NASDAQ: PBIB) (“the Company”), parent company of Limestone Bank (“the Bank”), today reported unaudited results for the first quarter of 2018. The Company reported net income available to common shareholders for the first quarter of 2018 of $1.9 million, or $0.31 per basic and diluted common share, compared to net income available to common shareholders of $1.6 million, or $0.27 per basic and diluted share, for the first quarter of 2017.

“We are pleased with the favorable financial results for the first quarter of 2018 which were largely driven by quality loan production, net interest income growth, and expense management,” said John T. Taylor, President and CEO. “We are also pleased with the $14.95 million private placement of common stock completed on March 30, 2018, which will provide capital to support the growth of our banking franchise.”

Rebranding – Effective February, 20, 2018, the Bank changed its name to Limestone Bank. We believe the new name reflects the Bank’s Kentucky heritage, which can be traced back more than 110 years. Changing the name of Porter Bancorp, Inc. to Limestone Bancorp, Inc. is on the agenda for the 2018 annual meeting of shareholders.

Net Interest Income – Net interest income before provision expense increased to $8.2 million for the first quarter of 2018, compared with $8.0 million in the fourth quarter of 2017, and $7.7 million in the first quarter of 2017. Average loans increased to $724.2 million for the first quarter of 2018, compared with $695.6 million in the fourth quarter of 2017 and $649.3 million in the first quarter of 2017. Net interest margin increased to 3.63% in the first quarter of 2018, compared with 3.50% in the fourth quarter of 2017 and 3.55% in the first quarter of 2017.

Our yield on earning assets improved to 4.45% in the first quarter of 2018, compared to 4.24% in the fourth quarter of 2017 and 4.23% in the first quarter of 2017. The cost of interest bearing liabilities was 0.96% in the first quarter of 2018, compared to 0.88% for the fourth quarter of 2017, and 0.78% in the first quarter of 2017.

Provision and Allowance for Loan Losses – There was no provision for loan losses in the first quarter of 2017 or 2018 due to ongoing improvements in asset quality and management’s assessment of risk in the loan portfolio.

The allowance for loan losses to total loans was 1.17% at March 31, 2018, compared to 1.15% at December 31, 2017, and 1.35% at March 31, 2017. The reduced level of the allowance from a year over year comparison is primarily driven by declining historical charge-off levels and improving trends in credit quality. Net loan recoveries were $324,000 for the first quarter of 2018, compared to net recoveries of $25,000 for the fourth quarter of 2017, and net charge-offs of $1,000 for the first quarter of 2017.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased to $8.8 million, or 0.88% of total assets at March 31, 2018, compared with $9.9 million, or 1.02% of total assets at December 31, 2017, and $14.7 million, or 1.56% of total assets at March 31, 2017.

Non-performing loans decreased to $4.4 million, or 0.60% of total loans at March 31, 2018, compared with $5.5 million, or 0.77% of total loans at December 31, 2017, and decreased from $8.1 million, or 1.22% of total loans at March 31, 2017. The decrease from the previous quarter was primarily driven by $995,000 in principal payments received on nonaccrual loans. OREO remained unchanged at March 31, 2018, at $4.4 million, compared to December 31, 2017, and decreased compared to $6.6 million at March 31, 2017. The Company acquired $110,000 in OREO and sold $70,000 in OREO during the first quarter of 2018. Fair value write-downs arising from lower marketing prices or new appraisals totaled $60,000 in the first quarter of 2018, compared with $1.9 million in the fourth quarter of 2017, and no write-downs in the first quarter of 2017.

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $922,000 at March 31, 2018, compared to $1.2 million at December 31, 2017 and March 31, 2017.

Non-interest Income and Expense – Non-interest income for the first quarter of 2018 increased $59,000 to $1.3 million, compared with $1.2 million for the first quarter of 2017. The increase from the first quarter of 2017 was primarily due to an increase in bank card interchange fees of $64,000 as well as an increase in service charges on deposit accounts of $67,000. These increases were partially offset by a decrease in other non-interest income of $69,000.

Non-interest expense decreased $84,000, or 1.20% to $7.2 million for the first quarter of 2018, compared with $7.3 million for the first quarter of 2017.

Capital – The Company completed a private placement of common stock on March 30, 2018. In the transaction, the Company issued 150,000 common shares and 1.0 million non-voting common shares to Patriot Financial Partners III, L.P. at $13.00 per share resulting in total proceeds of $14.950 million of which $5.0 million was contributed as capital to the Bank. The balance of the proceeds will be used for general corporate purposes and to support the growth of the Bank.

At March 31, 2018, the Bank’s Tier 1 leverage ratio was 9.31%, compared with 8.70% at December 31, 2017, and its Total risk-based capital ratio was 12.43% at March 31, 2018, compared with 11.61% at December 31, 2017. At March 31, 2018, the Bank’s Common equity Tier 1 risk-based capital ratio was 11.18%, compared with 10.35% at December 31, 2017. At March 31, 2018, the Company’s Tier 1 leverage ratio was 9.18%, compared with 7.11% at December 31, 2017, and its Total risk-based capital ratio was 12.56%, compared with 10.55% at December 31, 2017. At March 31, 2018, the Company’s Common equity Tier 1 risk-based capital ratio was 8.98%, compared with 6.92% at December 31, 2017.

Deferred Tax Assets and Liabilities – The Company has a net deferred tax asset of $31.0 million at March 31, 2018. Deferred tax assets and liabilities are shown below:

	March 31,	December 31,
	2018	2017
	(in thousands)
Deferred tax assets:
Net operating loss carry-forward	$25,362	$25,645
Allowance for loan losses	1,790	1,723
Other real estate owned write-down	2,445	2,432
Other	2,269	2,388
	31,866	32,188

Deferred tax liabilities:
FHLB stock dividends	557	557
Other	312	318
	869	875
Net deferred tax asset	$30,997	$31,313

About Porter Bancorp, Inc.

Porter Bancorp, Inc. (NASDAQ: PBIB) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary Limestone Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. We serve southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. We also have a banking center in Lexington, Kentucky, the second largest city in the state. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2017.

Additional Information

Unaudited supplemental financial information for the first quarter ending March 31, 2018, follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended
	3/31/18	12/31/17	3/31/17

Income Statement Data
Interest income	$10,015	$9,717	$9,225
Interest expense	1,834	1,716	1,484

Net interest income	8,181	8,001	7,741
Provision (negative provision) for loan losses	—	(800)	—

Net interest income after provision	8,181	8,801	7,741

Service charges on deposit accounts	568	636	501
Bank card interchange fees	401	403	337
Bank owned life insurance income	99	103	102
Gains (loss) on sales and calls of securities, net	—	293	—
Other	183	207	252

Non-interest income	1,251	1,642	1,192

Salaries & employee benefits	3,788	3,657	3,947
Occupancy and equipment	895	919	821
Professional fees	205	202	303
Marketing expense	300	218	254
FDIC insurance	182	357	342
Data processing expense	324	325	292
State franchise and deposit tax	282	281	225
Other real estate owned expense	82	1,881	(16)
Litigation and loan collection expense	53	58	3
Other	1,058	1,174	1,082

Non-interest expense	7,169	9,072	7,253

Income before income taxes	2,263	1,371	1,680
Income tax expense (benefit)	329	(31,899)	—

Net income	1,934	33,270	1,680
Less:
Earnings allocated to participating securities	34	797	44

Net income attributable to common	$1,900	$32,473	$1,636

Weighted average shares – Basic	6,173,397	6,109,991	6,063,026
Weighted average shares – Diluted	6,173,397	6,109,991	6,063,026

Basic earnings per common share	$0.31	$5.31	$0.27
Diluted earnings per common share	$0.31	$5.31	$0.27
Cash dividends declared per common share	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended
	3/31/18	12/31/17	3/31/17

Average Balance Sheet Data
Assets	$987,390	$960,269	$937,616
Loans	724,203	695,646	649,325
Earning assets	915,762	916,561	892,292
Deposits	834,695	862,625	853,556
Long-term debt and advances	74,063	50,335	35,956
Interest bearing liabilities	777,140	774,507	767,461
Stockholders’ equity	73,205	41,397	33,732

Performance Ratios
Return on average assets	0.79%	13.75%	0.73%
Return on average equity	10.71	318.85	20.20
Yield on average earning assets (tax equivalent)	4.45	4.24	4.23
Cost of interest bearing liabilities	0.96	0.88	0.78
Net interest margin (tax equivalent)	3.63	3.50	3.55
Efficiency ratio	76.01	97.03	81.19

Loan Charge-off Data
Loans charged-off	$(47)	$(201)	$(326)
Recoveries	371	226	325
Net recoveries (charge-offs)	$324	$25	$(1)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$5,457	$5,769	$9,216
Net principal pay-downs	(995)	(488)	(1,452)
Charge-offs	(1)	(137)	(229)
Loans foreclosed and transferred to OREO	(110)	—	(100)
Loans returned to accrual status	—	—	(136)
Loans placed on nonaccrual during the period	19	313	803
Nonaccrual loans at end of period	$4,370	$5,457	$8,102

Troubled Debt Restructurings (TDRs)
Accruing	$922	$1,217	$1,244
Nonaccrual	1,362	1,829	3,374
Total	$2,284	$3,046	$4,618

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$4,409	$6,330	$6,821
Real estate acquired	110	—	100
Valuation adjustment write-downs	(60)	(1,865)	—
Proceeds from sales of properties	(70)	(55)	(388)
Gain (loss) on sales, net	(4)	(1)	38
OREO at end of period	$4,385	$4,409	$6,571

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17

Assets
Loans	$729,432	$712,115	$682,511	$654,938	$664,183
Allowance for loan losses	(8,526)	(8,202)	(8,977)	(8,885)	(8,966)
Net loans	720,906	703,913	673,534	646,053	655,217
Loans held for sale	—	70	—	—	—
Securities held to maturity	—	—	41,424	41,635	41,752
Securities available for sale	160,812	152,720	149,797	154,993	156,001
Federal funds sold & interest bearing deposits	30,073	25,966	37,812	51,413	32,329
Cash and due from financial institutions	7,610	8,137	9,557	9,297	5,456
Premises and equipment	16,789	16,789	16,975	17,164	17,687
Bank owned life insurance	15,323	15,229	15,131	15,033	14,935
FHLB Stock	7,323	7,323	7,323	7,323	7,323
Other real estate owned	4,385	4,409	6,330	6,318	6,571
Deferred taxes, net	30,997	31,313	—	—	—
Accrued interest receivable and other assets	5,886	4,932	5,082	5,228	5,083
Total Assets	$1,000,104	$970,801	$962,965	$954,457	$942,354

Liabilities and Equity
Certificates of deposit	$431,921	$424,235	$445,577	$458,068	$470,029
Interest checking	92,048	99,383	94,523	97,169	104,811
Money market	150,974	151,388	156,905	153,700	122,434
Savings	35,984	34,632	35,946	36,363	36,380
Total interest bearing deposits	710,927	709,638	732,951	745,300	733,654
Demand deposits	135,984	137,386	133,896	129,518	127,049
Total deposits	846,911	847,024	866,847	874,818	860,703
FHLB advances	26,752	11,797	16,847	2,158	17,313
Junior subordinated debentures	23,025	23,250	23,475	23,700	23,925
Senior debt	10,000	10,000	10,000	10,000	—
Accrued interest payable and other liabilities	5,186	6,057	5,728	5,388	4,908
Total liabilities	911,874	898,128	922,897	916,064	906,849

Preferred stockholders’ equity	2,771	2,771	2,771	2,771	2,771
Common stockholders’ equity	85,459	69,902	37,297	35,622	32,734
Total stockholders’ equity	88,230	72,673	40,068	38,393	35,505
Total Liabilities and Stockholders’ Equity	$1,000,104	$970,801	$962,965	$954,457	$942,354

Ending shares outstanding	7,409,864	6,259,864	6,259,864	6,259,864	6,247,520
Book value per common share	$11.53	$11.17	$5.96	$5.69	$5.24
Tangible book value per common share	11.53	11.17	5.96	5.69	5.23

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Asset Quality Data
Loan 90 days or more past due still on accrual	$—	$1	$—	$—	$—
Nonaccrual loans	4,370	5,457	5,769	6,509	8,102
Total non-performing loans	4,370	5,458	5,769	6,509	8,102
Real estate acquired through foreclosures	4,385	4,409	6,330	6,318	6,571
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$8,755	$9,867	$12,099	$12,827	$14,673

Non-performing loans to total loans	0.60%	0.77%	0.85%	0.99%	1.22%
Non-performing assets to total assets	0.88	1.02	1.26	1.34	1.56
Allowance for loan losses to non-performing loans	195.10	150.27	155.61	136.50	110.66

Allowance for loans evaluated individually	$282	$219	$425	$254	$332
Loans evaluated individually for impairment	5,775	7,173	7,509	8,273	9,891
Allowance as % of loans evaluated individually	4.88%	3.05%	5.66%	3.07%	3.36%

Allowance for loans evaluated collectively	$8,244	$7,983	$8,552	$8,631	$8,634
Loans evaluated collectively for impairment	723,657	704,942	675,002	646,665	654,292
Allowance as % of loans evaluated collectively	1.14%	1.13%	1.27%	1.33%	1.32%

Allowance for loan losses to total loans	1.17%	1.15%	1.32%	1.36%	1.35%

Loans by Risk Category
Pass	$695,507	$673,033	$633,203	$610,356	$617,361
Watch	17,938	25,715	35,167	29,433	26,442
Special Mention	162	164	598	604	492
Substandard	15,825	13,203	13,543	14,545	19,888
Doubtful	—	—	—	—	—
Total	$729,432	$712,115	$682,511	$654,938	$664,183

Loans by Past Due Status
Past due loans:
30 – 59 days	$6,402	$1,478	$872	$1,328	$972
60 – 89 days	472	171	612	765	289
90 days or more	—	1	—	—	—
Nonaccrual loans	4,370	5,457	5,769	6,509	8,102
Total past due and nonaccrual loans	$11,244	$7,107	$7,253	$8,602	$9,363

Risk-based Capital Ratios - Company
Tier I leverage ratio	9.18%	7.11%	5.85%	5.65%	5.43%
Common equity Tier I risk-based capital ratio	8.98	6.92	5.49	5.58	5.29
Tier I risk-based capital ratio	11.03	8.44	7.31	7.46	7.09
Total risk-based capital ratio	12.56	10.55	10.05	10.44	10.15

Risk-based Capital Ratios – Limestone Bank
Tier I leverage ratio	9.31%	8.70%	7.73%	7.54%	6.37%
Common equity Tier I risk-based capital ratio	11.18	10.35	9.66	9.97	8.33
Tier I risk-based capital ratio	11.18	10.35	9.66	9.97	8.33
Total risk-based capital ratio	12.43	11.61	11.10	11.50	9.89

FTE employees	214	217	217	221	230

Non-GAAP Financial Measures Reconciliation

Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value per common share by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding. We believe this is consistent with bank regulatory agency treatment, which excludes tangible assets from the calculation of risk-based capital.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. We calculate the efficiency ratio by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding net gains on the sale of securities from the calculation. We believe this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	As of
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Tangible Book Value Per Share	(in thousands, except share and per share data)

Common stockholder’s equity	$85,459	$69,902	$37,297	$35,622	$32,734
Less: Intangible assets	—	—	—	—	42
Tangible common equity	85,459	69,902	37,297	35,622	32,692

Shares Outstanding	7,409,864	6,259,864	6,259,864	6,259,864	6,247,520
Tangible book value per common share	$11.53	$11.17	$5.96	$5.69	$5.23
Book value per common share	11.53	11.17	5.96	5.69	5.24

	Three Months Ended
	3/31/18	12/31/17	3/31/17

Efficiency Ratio	(in thousands)

Net interest income	$8,181	$8,001	$7,741
Non-interest income	1,251	1,642	1,192
Less: Net gain on securities	—	293	—
Revenue used for efficiency ratio	9,432	9,350	8,933
Non-interest expense	7,169	9,072	7,253

Efficiency ratio	76.01%	97.03%	81.19%

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer